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                               VOL 1040 PAGE 88

722169                STATE BAR OF WISCONSIN FORM 11 - 1982
                                 LAND CONTRACT
                           INDIVIDUAL AND CORPORATE                [STAMP]
                  (TO BE USED FOR ALL TRANSACTIONS WHERE OVER
                 $25,000 IS FINANCED AND IN OTHER NON-CONSUMER
DOCUMENT NO.                   ACT TRANSACTIONS)


CONTRACT, by and between CITY OF AUGUSTA
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                                                                    ("Vendor",
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whether one or more) and NORTECH SYSTEMS INCORPORATED
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                                           ("Purchaser", whether one or more).
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Vendor sells and agrees to convey to Purchaser, upon the prompt and full performance of this contract by Purchaser, the following property, together with the rents, profits, fixtures and other appurtenant interests (all called the "Property"), in
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EAU CLAIRE                                         County, State of Wisconsin:
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Parcel of land located in the Northeast Quarter of the Northwest Quarter of
Section 5, Township 25 North, Range 6 West, City of Augusta, Wisconsin, being more particularly described as follows:

     Commencing at the Northeast Corner of the Northwest Quarter of said
     Section 5; Thence S0DEG.01`06" E, 33.01 feet; Thence S88DEG.19`03"W,
     264.00 feet; Thence S0DEG.01'06"E, 280.12 feet; Thence S88DEG.19'03"W,
     50.02 feet to the Point of Beginning; Thence N0DEG.01`06"W, 250.11 feet; Thence S88DEG.19'03"W, 238.76 feet; Thence S0DEG.50'59"E, 250.03 feet; Thence N88DEG.19`03"E, 235.13 feet to the Point of Beginning.

Said Parcel contains 59,237 sq. ft. (1.36 acres) and is subject to all easements and restrictions of record.

This      is not     homestead property.
    ----------------
     (is)  (is not)

     Purchaser agrees to purchase the Property and to pay to Vendor at ____ the sum of $82,529.28 in the following manner: (a) $0.00 at the execution of this Contract; and (b) the balance of $82,529.28, together with interest from date hereof on the balance outstanding from time to time at the rate of 6.5 percent per annum until paid in full, as follows:

Twelve (12) quarterly payments of $4735.30, commencing September 1, 1997.

     Provided, however, the entire outstanding balance shall be paid in full on or before the 1st day of June, 2000. (the maturity date).

     Following any default in payment, interest shall accrue at the rate of 6.5% per annum on the entire amount in default (which shall include, without limitation, delinquent interest and, upon acceleration or maturity, the entire principal balance).

     Purchaser, unless excused by Vendor, agrees to pay monthly to Vendor amounts sufficient to pay reasonably anticipated annual taxes, special assessments, fire and required insurance premiums when due. To the extent received by Vendor, Vendor agrees to apply payments to these obligations when due. Such amounts received by the Vendor for payment of taxes, assessments and insurance will be deposited into an escrow fund or trustee account, but shall not bear interest unless otherwise required by law.

     Payments shall be applied first to interest on the unpaid balance at the rate specified and then to principal. Any amount may be prepaid without premium or fee upon principal at any time after closing.

     In the event of any prepayment, this contract shall not be treated as in default with respect to payment so long as the unpaid balance of principal, and interest (and in such case accruing interest from month to month shall be treated as unpaid principal) is less than the amount that said indebtedness would have been had the monthly payments been made as first specified above; provided that monthly payments shall be continued in the event of credit of any proceeds of insurance or condemnation, the condemned premises being thereafter excluded herefrom.

     Purchaser states that Purchaser is satisfied with the title as shown by the title evidence submitted to Purchaser for examination except:

     Purchaser agrees to pay the cost of future title evidence. If title evidence is in the form of an abstract, it shall be retained by Vendor until the full purchase price is paid.

     Purchaser shall be entitled to take possession of the Property after closing.



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     Purchaser promises to pay when due all taxes and assessments levied on the Property or upon Vendor's interest in it and to deliver to Vendor on demand receipts showing such payment.

     Purchaser shall keep the improvements on the Property insured against loss or damage occasioned by fire, extended coverage perils and such other hazards as Vendor may require, without co-insurance, through insurers approved by Vendor, in the sum of $ insured value but Vendor shall not require coverage in an amount more than the balance owed under this Contract. Purchaser shall pay the insurance premium when due. The policies shall contain the standard clause in favor of the Vendor's interest and, unless Vendor otherwise agrees in writing, the original of all policies covering the Property shall be deposited with Vendor. Purchaser shall promptly give notice of loss to insurance companies and Vendor. Unless Purchaser and Vendor otherwise agree in writing, insurance proceeds shall be applied to restoration or repair of the Property damaged, provided the Vendor deems the restoration or repair to be economically feasible.

     Purchaser covenants not to commit waste nor allow waste to be committed on the Property, to keep the Property in good tenantable condition and repair, to keep the Property free from liens superior to the lien of this Contract, and to comply with all laws, ordinances and regulations affecting the Property.

     Vendor agrees that in case the purchase price with interest and other moneys shall be fully paid and all conditions shall be fully performed at the times and in the manner above specified. Vendor will on demand, execute and deliver to the Purchaser, a Warranty Deed, in fee simple, of the Property, free and clear of all liens and encumbrances, except any liens or encumbrances created by the act or default of Purchaser, and except:

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     Purchaser agrees that time is of the essence and (a) in the event of a default in the payment of any principal or interest which continues for a period of _____ days following the specified due date or (b) in the event of a default in performance of any other obligation of Purchaser which continues for a period of _____ days following written notice thereof by Vendor (delivered personally or mailed by certified mail); then the entire outstanding balance under this contract shall become immediately due and payable in full, at Vendor's option and without notice (which Purchaser hereby waives), and Vendor shall also have the following rights and remedies (subject to any limitations provided by law) in addition to those provided by law or in equity: (i) Vendor may, at his option, terminate this Contract and Purchaser's rights, title and interest in the Property and recover the Property back through strict foreclosure with any equity of redemption to be conditioned upon Purchaser's full payment of the entire outstanding balance, with interest thereon from the date of default at the rate in effect on such date and other amounts due hereunder (in which event all amounts previously paid by Purchaser shall be forfeited as liquidated damages for failure to fulfill this Contract and as rental for the Property if Purchaser fails to redeem), or (ii) Vendor may sue for specific performance of this Contract to compel immediate and full payment on the entire outstanding balance, with interest thereon at the rate in effect on the date of default and other amounts due hereunder, in which event the Property shall be auctioned at judicial sale and Purchaser shall be liable for any deficiency; or (iii) Vendor may sue at law for the entire unpaid purchase price or any portion thereof; or (iv) Vendor may declare this Contract at an end and remove this Contract as a cloud on title in a quiet-title auction if the equitable interest of Purchaser is insignificant; and (v) Vendor may have Purchaser ejected from possession of the Property and have a receiver appointed to collect any rents, issues or profits during the pendency of any action under (i), (ii) or (iv) above. Notwithstanding any oral or written statements or actions of Vendor, an election of any of the foregoing remedies shall only be binding upon Vendor if and when pursued in litigation and all costs and expenses including reasonable attorneys fees of Vendor incurred to enforce any remedy hereunder (whether abated or not) to the extent not prohibited by law and expenses of title evidence shall be added to principal and paid by Purchaser, as incurred, and shall be included in any judgment.

     Upon the commencement or during the pendency of any action of foreclosure of this Contract, Purchaser consents to the appointment to a receiver of the Property, including homestead interest, to collect the rents, issues, and profits of the Property during the pendency of such action and such rents, issues, and profits when so collected shall be held and applied as the court shall direct.

     Purchaser shall not transfer, sell or convey any legal or equitable interest in the Property (by assignment of any of Purchaser's rights under this Contract or by option, long-term lease or in any other way) without the prior written consent of Vendor unless either the outstanding balance payable under this Contract is first paid in full or the interest conveyed is a pledge or assignment of Purchaser's interest under this Contract solely as security for an indebtedness of Purchaser. In the event of any such transfer, sale or conveyance without Vendor's written consent, the entire outstanding balance payable under this Contract shall become immediately due and payable in full, at Vendor's option without notice.

     Vendor shall make all payments when due under any mortgage outstanding against the Property on the date of this Contract (except for any mortgage granted by Purchaser) or under any note secured thereby, provided Purchaser makes timely payment of the amount then due under this Contract. Purchaser may make such payments directly to the Mortgagee if Vendor fails to do so and all payments so made by Purchaser shall be considered payments made on this Contract.

     Vendor may waive any default without waving other subsequent or prior default of Purchase.

     All terms of this Contract shall be binding upon and inure to the benefits of the heirs, legal representatives, successors and assigns of Vendor and Purchaser. (If not an owner of the property the spouse of Vendor for a valuable consideration joins herein to release homestead rights in the subject Property and agrees to join in the execution of the deed to be made in fulfillment hereof.)

Dated this 4th day of June, 1997, but effective June 1, 1997.

      /s/ Roger H. Hahn        (SEAL)        /s/ Quentin E. Finkelson    (SEAL)
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         Roger H. Hahn                          Quentin E. Finkelson
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   /s/ Sandra L. Boettcher     (SEAL)                                    (SEAL)
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      Sandra L. Boettcher
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           AUTHENTICATION                           ACKNOWLEDGMENT

Signature(s) of Roger H. Hahn and             State of Minnesota    )
        Sandra L. Boettcher                                         )  ss
           authenticated                      County of Hennepin    )
     this 4th day of June, 1997              Personally came before me this
                                                 18th day of June, 1997,
       /s/ Delton J. Thorson                         the above name
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          Delton J. Thorson                        Quentin E. Finkelson
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TITLE: MEMBER STATE BAR OF WISCONSIN      -------------------------------------
 (If not, ___________________________
 authorized by Section 706.06,            to me known to be the person ___ who
 Wis. Stats.)                             executed the foregoing instrument
                                          and acknowledged the same.

THIS INSTRUMENT WAS DRAFTED BY                      /s/ BERT M. GROSS
                                          --------------------------------------
Delton J. Thorson, Attorney                           BERT M. GROSS
P.O. Box 31, Augusta, WI 54722            --------------------------------------
-------------------------------------            Notary Public, Minnesota
(Signatures may be authenticated or                  HENNEPIN COUNTY
acknowledged. Both are not necessary)      My Commission Expires Jan. 31, 2000

* Names of persons signing in any capacity should be typed or printed below their signatures AND CONTRACT - Individual and Corporate - State Bar of Wisconsin,
Form No. 11-1982.